EXHIBIT 31.1
CERTIFICATION PURSUANT TO
RULE 13a-14(a), AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Charles M. Brown, certify that:
1.	I have reviewed this annual report on Form 10-K/A for the year ended April 30, 2009 of Flow International Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
/s/  Charles M. Brown

Charles M. Brown Principal Executive Officer July 13, 2009